                                                                    Exhibit 99.4

                     FORM OF BENEFICIAL OWNER ELECTION FORM

         I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the "Series A Rights") to purchase shares of Series A common stock, par value $0.01 per share (the "Series A Common Stock"), of Liberty Media International, Inc. (the "Company") and rights (the "Series B Rights" and together with the Series A Rights, each, a "Right") to purchase shares of Series B common stock, par value $0.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), of the Company.

         In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated July 19, 2004 (the "Prospectus").

                                     PART I

         BOX 1. [ ]        Please do not exercise Series A Rights.

         BOX 2. [ ]        Please exercise Series A Rights as set forth below:

                        Number of
                        Series A Rights         Subscription Price              Payment
                        ---------------         ------------------              -------

Basic Subscription
Privilege:              ____________       X    $25.00                  =       $______________ (Line 1)

Oversubscription
Privilege:              ____________       X    $25.00                  =       $______________ (Line 2)


         BOX 3. [ ]        Please do not exercise Series B Rights.

         BOX 4. [ ]        Please exercise Series B Rights as set forth below:

                        Number of
                        Series B Rights         Subscription Price              Payment
                        ---------------         ------------------              -------

Basic Subscription
Privilege:              ____________       X    $27.50                  =       $______________ (Line 3)

Oversubscription
Privilege:              ____________       X    $27.50                  =       $______________ (Line 4)

         By exercising the oversubscription privilege (the "Oversubscription Privilege") with respect to my (our) Series A Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the "Basic Subscription Privilege") received in respect of shares of Series A Common Stock held in the below described capacity, and by exercising the Oversubscription Privilege with respect to my (our) Series B Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Series B Common Stock held in the below described capacity.

         Total Payment Required = $_________
         (Sum of Lines 1, 2, 3 and 4 must equal total of amounts in Boxes 5 and 6).

         BOX 5. [ ]        Payment in the following amount is enclosed:

         BOX 6. [ ]        Please deduct payment from the following account
                           maintained by you as follows:


         --------------------------              --------------------------
         Type of Account                         Account No.

         Amount to be deducted: $_______________

         Date: _______________, 2004               _____________________________
                                                   Signature

         BOX 7. [ ]        Please sell ______ of my Series A Rights and/or _____
                           of my Series B Rights.

         BOX 8. [ ]        Please have EquiServe effect my specific instructions
                           that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.



                                   Signature(s): _______________________________

                                   Signature(s): _______________________________
                                                         (If held jointly)
 Please type or print name(s) below:

_______________________________

_______________________________

Signature(s) Guaranteed by:

__________________________
Eligible Institution